Exhibit 10.24

Exhibit E

ESCROW AGREEMENT

by and among

TAILWIND FINANCIAL INC.,

TWF ACQUISITION CORPORATION,

BRUCE H. LIPNICK,

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

Dated as of _______________________, 200_

This ESCROW AGREEMENT, dated as of ________ __, 200_ (this “Escrow Agreement”), is by and among (i) American Stock Transfer & Trust Company (the “Escrow Agent”), (ii) Tailwind Financial Inc., a Delaware corporation (“Parent”), (iii) TWF Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and (iv) Bruce H. Lipnick, acting as the Company Representative referenced herein and in the Merger Agreement referred to below (the “Company Representative”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

WHEREAS, Parent, Merger Sub and Asset Alliance Corporation, a Delaware corporation (the “Company”) have entered into that certain Agreement and Plan of Merger dated as of January 8, 2008 (the “Merger Agreement”), pursuant to which Merger Sub shall merge with the Company, subject to the terms and conditions set forth in the Merger Agreement; and

WHEREAS, pursuant to the Merger Agreement, certain of the shares of Parent Common Stock issued pursuant to the Merger shall be deposited into escrow hereunder, to be held and distributed to the applicable holders of the Company Common Stock (the “Participating Rights Holders”) by the Escrow Agent on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Escrow Agreement, the parties hereto hereby agree as follows:

I. GENERAL:

The Escrow Agent shall hold in escrow and shall distribute the Escrowed Shares (as defined below) in accordance with and subject to the following Instructions and Terms and Conditions.

II. INSTRUCTIONS:

1.	Deposit of Escrowed Shares

At the Effective Time, pursuant to the Merger Agreement, Parent shall deposit with the Escrow Agent, on behalf of the Participating Rights Holders (i) ten (10%) percent of the Initial Parent Shares (the “Indemnity Escrowed Shares”) and (ii) five (5%) percent of the Initial Parent Shares (the “Adjustment Escrowed Shares,” and together with the Indemnity Escrow Shares, the “Escrowed Shares”).

The Company Representative shall deliver to the Escrow Agent and Parent a schedule setting forth the name of each Participating Rights Holder and the portion of such Escrowed Shares to which each such Participating Rights Holder will be entitled upon release of the Escrowed Shares to the Participating Rights Holders in accordance with this Escrow Agreement. The Escrow Agent shall keep a ledger of the amount of Escrowed Shares held on behalf of each Participating Rights Holder as amounts are added to the Escrowed Shares or amounts of the Escrowed Shares are distributed from time to time in accordance with Sections 3 and 4 of this Article II. Such ledger shall be made available to Parent and the Company Representative for inspection and copying from time to time during any period that the Escrow Agent is in possession of Escrowed Shares hereunder.

2.	Holding of Escrowed Shares

Until the termination of this Escrow Agreement and the release of the Escrowed Shares, the Escrow Agent shall hold all the Escrowed Shares in trust, and solely for the benefit of the Indemnified Parties and the Participating Rights Holders. The Escrow Agent shall not be permitted or authorized to sell or otherwise transfer any Escrowed Shares except as provided in Sections 3 and 4 of this Article II.

3.	Distribution of Indemnity Escrowed Shares

The Escrow Agent is directed to hold and distribute the Indemnity Escrowed Shares in the following manner:

(a)
Subject to the provisions of paragraphs (b), (c), (d), (e), (f) and (g) below, the Escrow Agent shall release all of the Indemnity Escrowed Shares to the Exchange Agent, for distribution by the Exchange Agent to the Participating Rights Holders, on the earlier of (i) the third Business Day following the date of receipt by the Escrow Agent of non-conflicting written instructions from the Company Representative and Parent directing the Escrow Agent to release such Indemnity Escrowed Shares, and (ii) the date that is eighteen (18) months after the Closing Date, or if such date is not a Business Day, then on the next Business Day therafter (the earlier of (i) or (ii), the “Release Date”); provided, that the Escrow Agent shall not release to the Exchange Agent any Indemnity Escrowed Shares that are the subject of a pending Indemnification Claim (as defined below). Parent and the Company Representative will provide the Escrow Agent with at least 5 Business Days but not more than 20 calendar days written notice of the Release Date.

(b)
From time to time prior to the Release Date and subject to the provisions of paragraphs (c) and (d) below, an Indemnified Party, concurrently with or at any time after the delivery of a Claim Certificate to the Company Representative pursuant to Section 8.4 of the Merger Agreement, may deliver to the Escrow Agent a written notice (an “Indemnification Notice”) requesting that the Escrow Agent count toward the $1,000,000 deductible provided for in the Merger Agreement (the “Deductible Amount”) or release to Parent all or a portion of the Indemnity Escrowed Shares equal to the amount of the Losses that such Indemnified Party has suffered or incurred (or reasonably estimates in good faith that such Indemnified Party is likely to suffer or incur) in connection with a pending claim specified in such Claim Certificate for which the Indemnified Party is seeking indemnification under Article VII of the Merger Agreement (an “Indemnification Claim”), along with a delivery receipt or other proof of delivery of a copy of such notice to the Company Representative in accordance with Section 5 of this Article II. Such Indemnification Notice shall attach a copy of the Claim Certificate and shall indicate which obligations under Article VIII of the Merger Agreement are the subject of such Indemnification Claim.

(c)
If the Escrow Agent is not in actual receipt of a written objection from the Company Representative to any such Indemnification Claim within thirty (30) days following the date of the Escrow Agent’s actual receipt of such Indemnification Notice, the Escrow Agent shall treat such Indemnification Claim as an Agreed Claim in the amount specified in such Indemnification Claim and on the third Business Day after the thirtieth (30th) day following such actual receipt, the Escrow Agent shall release to Parent all or a portion of the Indemnity Escrowed Shares as specified in the Indemnification Notice with a value, as determined pursuant to Section 3(g) of this Article II, equal to the Losses specified in the Indemnification Notice.

(d)
If the Escrow Agent is in actual receipt of a written objection from the Company Representative to an Indemnification Claim within thirty (30) days following the date of the Escrow Agent’s actual receipt of such Indemnification Claim, the Escrow Agent shall make no release pursuant to this Section 3 of any Indemnity Escrowed Shares in respect of the amount of Loss specified in the Indemnification Claim to Parent until (i) it has received joint written instructions from the Company Representative and the Indemnified Party as to the number of Indemnity Escrowed Shares, if any, to be released with respect to the Indemnification Claim, and the party or parties to whom such Indemnity Escrowed Shares should be released; (ii) it has received joint written instructions from the Company Representative and the Indemnified Party as to the value of an Indemnification Claim together with a statement that the Deductible Amount has not been exceeded and a statement as to the cumulative amount of Indemnification Claims to date that have been resolved pursuant to paragraph (c) above and this paragraph (d) (the “Cumulative Amount”); or (iii) it has received a copy of the determination of the independent mediator pursuant to Section 8.4(b) of the Merger Agreement and such determination states that the Cumulative Amount has exceeded the Deductible Amount or that the Deductible Amount is not applicable because the Indemnification Claim is for a loss covered by Section 8.2(b) or (c) of the Merger Agreement. Within 10 Business Days after the satisfaction of clause (i) or (iii) above, the Escrow Agent shall release the portion of the Indemnity Escrowed Shares, valued in accordance with paragraph (g) below, equal to (A) the number of Indemnity Escrowed Shares set forth in the joint written instructions or (B), in the cause of clause (iii) above the amount determined by the mediator.

(e)
Unless otherwise specified in an Indemnification Notice, or as otherwise directed by the joint written instructions of Parent and the Company Representative or the mediator ordering such release, the amount of any release of Escrowed Shares to Parent pursuant to this Section 3 in connection with an Indemnification Claim made by the Indemnified Party shall be deducted from each Participating Rights Holder’s share of such Escrowed Shares on a pro rata basis, based on each Participating Rights Holder’s proportional share of such Escrowed Shares originally deposited pursuant to Section 1 of this Article II. The Escrow Agent shall send a written confirmation of such release to the Company Representative within three (3) days after the consummation of such release.

(f)
Any distribution of all or a portion of any Escrowed Shares shall be made by delivery of the stock certificate held by the Escrow Agent representing such Escrowed Shares to the Exchange Agent, endorsed for transfer, with instructions to the Exchange Agent to transfer the aggregate number of Escrowed Shares being distributed, and, if less than all the then remaining Escrowed Shares are to be so distributed and transferred, the Escrow Agent shall instruct the Exchange Agent to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) a stock certificate representing the remaining Escrowed Shares. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, Parent or the Exchange Agent in connection with the foregoing. Nor shall the Escrow Agent have any liability for the actions of the Company Representative in connection with any distribution to the Participating Rights Holders.

(g)
For purposes of determining the amount of Indemnity Escrowed Shares to be distributed to Parent, the value of the Indemnity Escrowed Shares shall be determined based on the average closing price of Parent Common Stock on the American Stock Exchange for the ten (10) trading day period ending on the day prior to the release of such Indemnity Escrowed Shares.

4.	Distribution of Adjustment Escrowed Shares

(a)
The Escrow Agent shall release the Adjustment Escrowed Shares upon receipt by the Escrow Agent of written authorization from Parent authorizing the Escrow Agent to (i) deliver to Parent all or a portion of the Adjustment Escrowed Shares and (ii) to deliver to the Exchange Agent for distribution to the Participating Rights Holders the remaining portion, if any, of the Adjustment Escrowed Shares.

(b)	The value of any Adjustment Escrowed Shares to be distributed to pursuant to this Section 4 shall be based on the Parent Stock Price.

5.	Addresses

Notices, instructions and other communications shall be sent in the manner provided in Section 8 of Article III (Terms and Conditions) and addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Escrow Agent:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Attention: Herbert J. Lemmer

if to Parent or Merger Sub:

Tailwind Financial Inc.
BCE Place, 181 Bay Street, Suite 2040
Toronto, Ontario, Canada M5J 2T3
Attention: Gord A. McMillan

with a copy to (which shall not be necessary for such notice, instruction or communication to be effective):

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attention: Floyd I. Wittlin

if to the Company Representative:

Bruce H. Lipnick
800 Third Avenue, Suite 2200
New York, NY 10022

6. Compensation

(a)	At the time of execution of this Escrow Agreement, Parent shall bear the Escrow Agent fee of $7,500.

(b)
Parent shall be responsible for and shall reimburse the Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Escrow Agreement.

7. Concerning the Escrowed Shares

(a)	All of the Escrowed Shares shall be issued in the name of the Escrow Agent as Escrow Agent hereunder.

(b)
All voting rights of the Escrowed Shares held by the Escrow Agent shall be exercised by the Escrow Agent in accordance with instructions from the Participating Rights Holders to whom such shares would be released if all Escrowed Shares were to be released to the Participating Rights Holders at that time, as set forth on Exhibit 1, as amended from time to time, unless and until such Escrowed Shares are released pursuant to Sections 3 or 4 of this Article II. Such voting rights shall be exercised in accordance with this Section 7 and with the Escrow Agent’s other standard procedures adopted from time to time.

(c)
The Participating Rights Holders shall not be permitted to transfer any of the Escrowed Shares; provided, that the Participating Rights Holders may transfer their beneficial interests in the Escrowed Shares at any time. Any such transfer of a Participating Rights Holder’s beneficial interest in his, her or its Escrowed Shares shall not affect any Indemnified Parties’ rights hereunder to make an Indemnification Claim with respect to such Escrowed Shares or the Escrow Agent’s record ownership of such Escrowed Shares.

(d)
The Escrow Agent does not and will not own or have any interest in the Escrowed Shares, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Escrowed Shares in accordance with the terms and conditions set forth herein. Neither the Escrow Agent nor its nominee, if applicable, shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrowed Shares (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). The Escrow Agent shall not be under any duty or responsibility to notify the Company Representative with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrowed Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

III. TERMS AND CONDITIONS:

1.
The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among Parent, Merger Sub, the Company or the Company Representative or to which any of them is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from Parent or the Company Representative or any entity acting on its or his behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2.
This Escrow Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.
At any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrowed Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrowed Shares), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4.	(a)
The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from Parent or the Company Representative or any entity acting on behalf of Parent or the Company Representative; provided, that Parent or the Company Representative was acting in accordance with the terms of this Escrow Agreement and did not exceed its specific authority hereunder when it delivered such instruction, notice, demand, certificate or document to the Escrow Agent; (ii) for any consequential, punitive or special damages; or (iii) for an amount in excess of the value of the Escrowed Shares, valued as of the date of deposit.

(b)
If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrowed Shares and may sell, convey or otherwise dispose of any Escrowed Shares for such purpose; provided, that any such reimbursement shall not prejudice the right of the Company Representative to payment by Parent to the extent of its liability therefor or the right of Parent to payment by the Company Representative to the extent of its liability therefor.

(c)
As security for the due and punctual performance of Parent’s obligations to the Escrow Agent hereunder, now or hereafter arising, Parent hereby pledges, assigns and grants to the Escrow Agent a continuing security interest in, and a lien on, the Escrowed Shares. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against Parent and all third parties in accordance with the terms of this Escrow Agreement; provided, that the Escrow Agent’s exercise of such security interest shall not prejudice the right of the Company Representative to reimbursement or other payment by Parent to the extent of its liability therefor or the right of Parent to payment by the Company Representative to the extent of its liability therefor.

(d)
The Escrow Agent may consult with legal counsel at the reasonable expense of Parent as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel, except as set forth herein.

(e)
The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder, if prevented from doing so by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.
Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6.
The Escrow Agent shall provide to Parent and the Company Representative monthly statements identifying transactions, transfers or holdings of Escrowed Shares and each such statement shall be deemed to be correct and final upon receipt thereof by the Parent and the Company Representative unless the Escrow Agent is notified in writing to the contrary by either Parent or the Company Representative within thirty (30) Business Days of the date of such statement. Nothing contained herein shall in any way limit the Escrow Agent’s duties under Article II hereof.

7.
The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, if any, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8.
Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the “Addresses” provision herein. Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent’s Corporate Trust Department. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications reasonably believed by it to have been sent or given by any other party hereto or by a person or persons authorized by such party; provided, that such party or person was acting in accordance with the terms of this Escrow Agreement and did not exceed its specific authority hereunder when it delivered such notice, instructions or other communication. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

9.
Parent shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all Losses, including defense costs, arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part); provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

10.	(a)
Parent may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar-days’ prior notice in writing signed by Parent. The Escrow Agent may resign at any time by giving to Parent thirty (30) calendar-days’ prior written notice thereof.

(b)
Within 10 calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, Parent shall appoint a successor to the Escrow Agent. If a successor to the Escrow Agent has not accepted such appointment by the end of such 10-day period, the Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a successor to the Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by Parent.

(c)
Upon receipt of the identity of the successor to the Escrow Agent, the Escrow Agent shall either deliver the Escrowed Shares then held hereunder to the successor to the Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrowed Shares (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d)	Upon delivery of the Escrowed Shares to successor to the Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11.	(a)
In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrowed Shares, unless the Escrow Agent receives written instructions, signed by Parent and the Company Representative, which eliminates such ambiguity or uncertainty.

(b)
In the event of any dispute between or conflicting claims by or among Parent and the Company Representative or any other person or entity with respect to any Escrowed Shares, the Escrow Agent shall be obligated to act in accordance with Sections 3 and 4 of Article II hereof. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by Parent.

12.
This Escrow Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Delaware. Each of the parties hereto hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the State of Delaware. Each of the parties hereto hereby waives the right to trial by jury. To the extent that in any jurisdiction any party hereto may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13.
Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14.
The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15.
Each of Parent, Merger Sub and the Company Representative hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by Parent, Merger Sub and the Company Representative do not and will not violate any applicable law or regulation. The Escrow Agent hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by the Escrow Agent do not and will not violate any applicable law or regulation.

16.
The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	This Escrow Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18.
This Escrow Agreement shall terminate upon the distribution of all Escrowed Shares. The provisions of Sections 9 and 22 of this Article III shall survive termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

19.
Except as necessary or desirable for securing stockholder consents in connection with the Merger Agreement, or the transactions contemplated thereby, no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions the Escrow Agent by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement, shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

20.	The headings contained in this Escrow Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

21.
This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

22.
The Escrow Agent does not have any interest in the Escrowed Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Parent shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Shares and is not responsible for any other reporting. For tax reporting purposes, all income earned from the investment of the Escrowed Shares in any tax year shall be allocated to the Participating Rights Holders.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

TAILWIND FINANCIAL INC.

By:
Name:
Title:

TWF ACQUISITION CORPORATION

By:
Name:
Title:

COMPANY REPRESENATIVE

Bruce H. Lipnick

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Escrow Agent

By:
Name: Herbert J. Lemmer
Title: Vice President